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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF WATERLINK, INC.

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
1.       Aero-Mod Incorporated, a Delaware corporation
2.       Great Lakes Environmental, Inc., a Delaware corporation
3.       Hycor Corporation, a Delaware corporation
4.       Mass Transfer Systems, Inc., a Delaware corporation
5.       San Tech Equipment, Inc., an Ohio corporation
6.       Waterlink Management, Inc., an Ohio corporation
7.       Waterlink Technologies, Inc., a Delaware corporation
8.       Water Equipment Technologies (Europe) Limited, a UK corporation
9.       Waterlink Operational Services, Inc., a Delaware corporation
10.      Waterlink (UK) Ltd., a UK corporation
11.      Waterlink (Germany) GmbH, a German corporation
12.      Axel Johnson Engineering GmbH, a German corporation
13.      Waterlink (Sweden) AB, a Swedish corporation
14.      Mellegard V.A. Maskiner AB, a Swedish corporation
15.      Nordic Water Products AB, a Swedish corporation
16.      Nordic Water Products Spain S.L., a Spanish corporation
17.      Noxon AB, a Swedish corporation
18.      Nordic Water Products OY, a Finish corporation
19.      Zickert Miljo A/S, a Danish corporation
20.      Zickert Products AB, a Swedish corporation
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